The Bank of New York
101 Barclay Street 22W
New York NY 10286
USA










May 18 2006
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing four (4) Ordinary
Shares of United Overseas Land
Limited
(Form F6 File No. 3337774)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
(Prospectus) reflecting the change in the number of ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate for Netease.com Inc.

The Prospectus has been revised to reflect the new name from United Overseas Land
Limited to UOL Group Limited:

 EFFECTIVE May 9 2006 THE COMPANYS
NAME CHANGED FROM UNITED
OVERSEAS LAND LIMITED TO UOL
GROUP LIMITED.

Please contact me with any questions or
comments at 212 8152042

Dennis Chung
Assistant Tresurer
The Bank of New York  ADR Division



Encl.CC: Paul Dudek Esq. (Office of
International Corporate Finance)